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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EXCO Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCO Resources, Inc.

Notice of 2002
Annual Meeting
of Shareholders
and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

Thursday, April 25, 2002 9:00 A.M. Royal Oaks Country Club 7915 Greenville Avenue Dallas, Texas

EXCO Resources, Inc. 6500 Greenville Avenue • Suite 600, LB 17 Dallas, Texas 75206 (214) 368-2084 • Fax (214) 368-2087

March 19, 2002

Dear EXCO Shareholder:

            You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at 9:00 a.m. on Thursday, April 25, 2002, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement.

  •
  You will find enclosed a Notice of Meeting that identifies the three proposals to be presented for your action.

  •
  At the meeting we will present a report on EXCO's 2001 business results and on other matters of current interest to you.

  •
  You will find enclosed the 2001 Annual Report, which includes our financial statements.

            Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the company's affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

            On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,
Douglas H. Miller Chairman of the Board and Chief Executive Officer

EXCO RESOURCES, INC.
6500 Greenville Avenue, Suite 600, LB 17
Dallas, Texas 75206

Notice of Annual Meeting of Shareholders

To Be Held April 25, 2002

            The 2002 Annual Meeting of Shareholders of EXCO Resources, Inc. will be held at 9:00 a.m. on April 25, 2002 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas for the following purposes:

      (1)
      to elect eight directors;

      (2)
      to vote on an amendment to the EXCO Resources, Inc. 1998 Stock Option Plan; and

      (3)
      to ratify the appointment of Ernst & Young LLP as our independent auditors.

            You must be a shareholder of record of our common stock or 5% convertible preferred stock at the close of business on February 28, 2002 to be entitled to vote at the annual meeting.

            Your participation in the company's affairs is important. Officers of the company will be present to respond to questions from shareholders. To ensure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it to the company promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the company the expense of future solicitation.

By Order of the Board of Directors,
Richard E. Miller Vice President, General Counsel and Secretary
March 19, 2002

EXCO RESOURCES, INC.
6500 Greenville Avenue, Suite 600, LB 17
Dallas, Texas 75206
Telephone: (214) 368-2084

Proxy Statement
for
Annual Meeting of Shareholders

To Be Held April 25, 2002

March 19, 2002

INTRODUCTION

            The Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each of the proposals. You are invited to attend the annual meeting and vote your shares directly. Whether or not you plan to attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.

This Proxy Solicitation

            There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. On March 20, 2002, we will begin sending this notice, proxy statement, and proxy card to all shareholders entitled to vote.

            This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote. This proxy is divided into six sections following this Introduction:

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  "Voting", page 4;

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  "Proposals to be Voted Upon", page 6;

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  "Our Meetings and Committees", page 11;

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  "Certain Relationships Between the Company and Directors, Officers or Shareholders", page 13;

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  "Audit Committee Report", page 15; and

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  "Executive Compensation", page 16.

            We have supplemented these sections with tables and other information, all of which appear in the appendices beginning on page 20. For your reference, a table showing the performance of the company's stock over the past five years is included in Appendix A.

            The company will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained Continental Stock Transfer & Trust Co. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $2,500, plus reasonable out-of-pocket expenses. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

The Annual Meeting

            The annual meeting will be held on Thursday, April 25, 2002, in Dallas, Texas beginning at 9:00 a.m. All holders of our common stock and 5% convertible preferred stock as of February 28, 2002, or their duly appointed proxies, may attend the annual meeting. If you hold your shares in "street name," that is through a broker or other custodian, you will have to bring a copy of a brokerage or other nominee statement reflecting your stock ownership as of the record date and check in at the registration desk at the annual meeting. A quorum of shareholders is necessary to hold a valid meeting. A majority of the company's common stock and 5% convertible preferred stock combined must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.

            We will count abstentions and broker non-votes to determine whether or not there is a quorum at the annual meeting, however, abstentions and broker non-votes will not be counted when tabulating the votes cast on the proposals. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to vote on all matters.

            Representatives of Ernst & Young LLP, the company's independent auditors, are expected to be present at the annual meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Shareholder Proposals

            There were no shareholder proposals submitted for the annual meeting. To be considered for presentation at the 2003 Annual Meeting of the Shareholders and to be included in the proxy statement, the company must receive shareholder proposals at its principal executive offices no later than November 20, 2002, (120 calendar days prior to the anniversary of this year's mail date), and the proposal must be in compliance with all applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2003 Annual Meeting. Securities and Exchange Commission Rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the company's proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2003 Annual Meeting is February 3, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this discretionary vote deadline, the company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the company's 2003 Annual Meeting.

Shareholders

            On February 28, 2002, the company had 7,183,137 shares of common stock and 5,004,869 shares of 5% convertible preferred stock issued and outstanding, held by approximately 741 record shareholders. On February 28, 2002, the closing price for the company's common stock was $15.08 and the 5% convertible preferred stock was $16.55.

            Based on either the latest Form 13D and Form 13G filings made with the Securities and Exchange Commission regarding ownership of the company's common stock and 5% convertible preferred stock or information provided by the beneficial owner to the company, Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. beneficially own approximately 7.6% of the company's outstanding common stock and 6.5% of the company's outstanding 5% convertible preferred stock. Dreyfus Corp. beneficially owns approximately 0.5% of the company's outstanding common stock and 14.3% of the company's 5% convertible preferred stock. FleetBoston Financial Corporation beneficially owns approximately 7.7% of the company's outstanding common stock and 9.4% of the company's outstanding 5% convertible preferred stock. Lord, Abbett & Co. beneficially owns approximately 11.9% of the outstanding common stock and 13.5% of the outstanding 5% convertible preferred stock. Putman Investment Management, LLC and The

Putman Advisory Company, LLC beneficially own approximately 10.1% of the outstanding common stock and 7.9% of the outstanding 5% convertible preferred stock. Douglas H. Miller beneficially owns approximately 10.2% of the outstanding common stock and 1.8% of the outstanding 5% convertible preferred stock. "Beneficial ownership" means shares over which a person has sole or shared voting or investment power.

            Appendix B provides more information regarding the shareholders who own more than 5% of the company's common stock or the company's 5% convertible preferred stock

            You are entitled to one vote at the annual meeting for each share of the company's common stock or 5% convertible preferred stock you owned of record at the close of business on February 28, 2002. The number of shares you own (and may vote) is listed at the top of the back of the enclosed proxy card.

Annual Report

            You should receive our annual report for the year ended December 31, 2001. We deliver copies of our annual report along with the proxy materials to brokerage firms and other custodians for forwarding to beneficial owners of our common stock and 5% convertible preferred stock.

VOTING

How to Vote Your Shares

            If you are a record holder, you may vote your common or 5% convertible preferred shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot. The ballot will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

            The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your common or 5% convertible preferred shares at the annual meeting in accordance with your instructions. The board has appointed Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller to serve as the proxies for the annual meeting.

            Your proxy will be valid only if you sign, date and return it before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors, and "for" the other two proposals. We do not anticipate that any nominee for election to the board will be unable to serve or that any other matters will come before the meeting, but if a nominee is unable to serve, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

            You may revoke your proxy at any time before it is exercised (i.e., before the voting begins) by any of the following means:

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  Notifying the company's secretary in writing;

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  Submitting another proxy bearing a later date; or

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  Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares at the meeting to revoke your proxy.

            Many of our shareholders hold their common or 5% convertible preferred stock in "street name." "Street name" means that the shares are registered in their brokers', banks' or other nominee holders' names rather than in the shareholders' own names. In addition to the proxy solicitation materials we have provided to the street name holder, the street name holder should provide to you the street name holder's own request for voting instructions. By completing the voting instruction card, you may direct your street name holder how to vote your shares. Alternatively, if you want to vote your street name shares at the annual meeting, you must contact your broker directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares at the annual meeting.

How to Vote under 401(k) Plans

            If you are a company employee participating in the company's 401(k) plan, then you may be receiving this material because of the common or 5% convertible preferred shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

            The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.

Where to Find Voting Results

            The company will publish the voting results in its Quarterly Report on Form 10-Q for the first quarter of 2002, which it will file with the Securities and Exchange Commission in May 2002.

PROPOSALS TO BE VOTED UPON

1.        Election of Directors

            Eight directors are to be elected at the annual meeting. The current size of our board of directors is eight. Unless otherwise instructed, the proxy holders intend to vote the proxies received by them "for" the eight nominees listed below.

            The Board of Directors has nominated:

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  Douglas H. Miller
  •
  T. W. Eubank
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  J. Douglas Ramsey
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  Jeffrey D. Benjamin
  •
  Earl E. Ellis
  •
  J. Michael Muckleroy
  •
  Boone Pickens
  •
  Stephen F. Smith

            Each nominee is currently serving as one of our directors. Each person elected will serve a one-year term beginning at this annual meeting and expiring at the next annual meeting of shareholders. You will find information on their holdings of the company's common and 5% convertible preferred stock in Appendix B.

            The eight nominees receiving the greatest number of combined votes cast by common and 5% convertible preferred shareholders will be elected. If you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Because only a plurality of votes actually cast is required to elect a director, a "broker-non-vote" will also have no effect on the outcome.

            Douglas H. Miller, 54, became Chairman and Chief Executive Officer of EXCO in December 1997. Mr. Miller was Chairman of the Board and Chief Executive Officer of Coda Energy, Inc., an independent oil and gas company, from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997.

            T. W. Eubank, 59, became President, Treasurer and a director of EXCO in December 1997. Mr. Eubank was a consultant to various private companies from February 1996 to December 1997. Mr. Eubank served as President of Coda from March 1985 until February 1996. He was a director of Coda from 1981 until February 1996.

            J. Douglas Ramsey, Ph.D., 41, became Chief Financial Officer and a Vice President of EXCO in December 1997. Dr. Ramsey has been a director of EXCO since March 1998. Dr. Ramsey most recently was Financial Planning Manager of Coda and worked in various capacities for Coda from 1992 until 1997. Dr. Ramsey also taught finance at Southern Methodist University.

            Jeffrey D. Benjamin, 40, has been a director of EXCO since August 1998. As of January 1, 2002, Mr. Benjamin became a Managing Director of Libra Securities LLC, an investment banking firm. Mr. Benjamin previously served as Co-Chief Executive Officer of U. S. Bancorp Libra, a division of U. S. Bancorp Investments, Inc., and its predecessor Libra Investments, Inc., investment banking firms since May 1998. From May 1996 to May 1998, Mr. Benjamin was Managing Director at UBS Securities LLC, an investment banking firm. Mr. Benjamin has also been a Director of Chiquita Brands International, Inc. since March 2002.

            Earl E. Ellis, 60, has been a director of EXCO since March 1998. Mr. Ellis is currently a private investor. He served as a Director of Coda from 1992 until 1996. Mr. Ellis served as a managing partner of Benjamin Jacobson & Sons, LLC, specialists on the New York Stock Exchange. He had been associated with Benjamin Jacobson & Sons, LLC from 1977 to 2001.

            J. Michael Muckleroy, 71, has been a director of EXCO since March 1998. He is currently an independent oil and gas producer and acts as manager of his family's stock portfolios. Mr. Muckleroy served as President of Houston Natural Gas Liquids from 1984 until the end of 1985. From 1985 until his retirement in 1993, Mr. Muckleroy served as Chairman and Chief Executive Officer of Enron Liquid Fuels.

            Boone Pickens, 73, has been a director of EXCO since March 1998. Mr. Pickens is currently the Chairman and CEO of BP Capital LP and Mesa Water, Inc. and is a board member of ENRG. BP Capital LP or affiliates is the general partner and an investment advisor of private funds investing in energy commodities (BP Capital Energy Fund) and publicly-traded energy equities (BP Capital Equity Fund and its offshore counterpart). ENRG is the largest provider of natural gas (CNG and LNG) and related services in North America. He was the founder of Mesa Petroleum Co., an independent oil and natural gas exploration and production company. He served as CEO and Chairman of the Board of Mesa from its inception until his departure in 1996.

            Stephen F. Smith, 60, has been a director of EXCO since March 1998. From 1980 to present, Mr. Smith is co-founder and Executive Vice President of Sandefer Oil and Gas, Inc., an independent oil and gas exploration and production company. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP.

            The Board of Directors recommends that you vote for the election of Messrs. Miller, Eubank, Ramsey, Benjamin, Ellis, Muckleroy, Pickens and Smith.

2.        Proposal to Approve an Amendment to the 1998 Stock Option Plan

Introduction and Summary

            We are asking for your approval of an amendment to the EXCO Resources, Inc. 1998 Stock Option Plan to increase the number of shares of common stock authorized for issuance. Our shareholders approved the 1998 Stock Option Plan at the 1998 Annual Meeting. We adopted the 1998 Stock Option Plan for the following purposes:

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  To attract and retain the services of employees, directors and consultants;

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  To provide employees, directors and consultants a proprietary interest in the company;

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  To increase interest in the company's welfare;

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  To furnish an incentive for continued service; and

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  To provide a means to recruit persons to enter employment with the company.

            The two components of the 1998 Stock Option Plan are incentive stock options and non-qualified stock options. The exercise price of all options granted under this plan must be at least the fair market value of the common stock on the day the option is granted. Upon exercising an option, an optionee must pay us the exercise price in cash, check, bank draft, money order, stock or other consideration as determined by the compensation committee. An option is exercisable for up to a maximum of ten years from the date it is granted Any employee or non-employee consultant or director of ours or our subsidiaries or partnerships is eligible to receive an award under the 1998 Stock Option Plan. The compensation committee consists of three outside directors and administers the 1998 Stock Option Plan. The committee and the Board of Directors can adjust, cancel and amend both the awards granted under the plan and the 1998 Stock Option Plan, unless the changes are material. The 1998 Stock Option Plan terminates on March 13, 2008.

Tax Consequences of the Plan

            The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of options under the plan.

  Withholding of Federal Taxes

            We must withhold federal taxes at applicable rates for any ordinary income a participant realizes from the exercise of non-qualified stock options granted pursuant to the 1998 Stock Option Plan. A participant must pay us these taxes in cash or common stock or we will not send them a common stock certificate.

  Non-qualified Stock Options

            We will not realize federal income tax consequences when we grant a non-qualified stock option. An optionee (an employee, director or consultant) who receives a non-qualified stock option will not have federal income tax consequences when we grant the option. However, upon exercise of a non-qualified stock option, the optionee will recognize income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and we will be entitled to a corresponding deduction.

            The optionee's tax basis for determining gain or loss upon a sale or exchange of shares received upon exercise will be the sum of the exercise price paid plus the amount of ordinary income, if any, the optionee recognizes upon exercise of the option. If the shares are held as a capital asset for at least one year, any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss and will not result in any tax deduction to us. For those taxpayers whose income places them above the 15% bracket, long-term capital gains are currently taxed at a maximum rate of 20% if the shares are held between one year and five years after the date of exercise, and at a maximum rate of 18% if held for more than five years after the date of exercise. For those taxpayers whose income places them in the 15% bracket or below, long-term capital gains are currently taxed at a maximum rate of 10% if the shares are held between one year and five years after the date of exercise, and at a maximum rate of 8% if held for more than five years after the date of exercise. Short-term capital gains are currently taxed as ordinary income.

  Incentive Stock Options

            In general, when the committee grants an incentive stock option pursuant to the 1998 Stock Option Plan, the optionee will not recognize income and we will not take a deduction for the grant. If an optionee sells stock received upon exercise of an option, and the optionee held the stock for more than two years from the date of grant of the option and for more than one year from the date of exercise, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized from the sale and the exercise price of the option related to the stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise, and at a maximum rate of 20% if the stock is held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income.

            If these holding period requirements under the Internal Revenue Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition," and the optionee must notify us in writing of the date and terms of the disqualifying disposition. In general, the optionee will recognize ordinary income at the time of a disqualifying disposition equal to the amount that the lesser of:

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  the fair market value of the common stock on the date the incentive stock option is exercised, or

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  the amount realized on such disqualifying disposition,

exceeds the exercise price.

            Upon a disqualifying disposition, if the fair market value of the common stock on the exercise date of an incentive stock option exceeds this amount realized, then the optionee will recognize a capital gain. An optionee will recognize a capital loss to the extent that the exercise price exceeds the amount realized on disposition. Whether any capital gain or loss recognized by the optionee is long-term or short-term will depend upon the holding period of the stock sold. We may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

            Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the optionee may incur "alternative minimum taxable income." The excess of the fair market value of the shares at the time of exercise over the option price is included in alternative minimum taxable income for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Internal Revenue Code.

  Other Tax Matters

            If unmatured installments of awards are accelerated because of a change of control, any amounts the optionee receives from the exercise of a stock option may be included in determining whether the optionee has received an excess parachute payment under Section 280G of the Internal Revenue Code. An excess parachute payment could result in:

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  the imposition of a 20% Federal excise tax, in addition to Federal income tax payable by the participant on the cash resulting from such exercise; and

  •
  the loss by us of a compensation deduction.

            Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 10%, 15%, 27%, 30%, 35% and 38.6%.

Reason for Amendment

            Since the adoption of the 1998 Stock Option Plan, we have twice increased the number of shares of common stock authorized for option grants. The 1998 Stock Option Plan currently authorizes the issuance of 2,200,000 shares of common stock. The increases were approved at the 1999 and 2001 Annual Meeting of Shareholders. To date, we have granted options for 2,576,080 shares of common stock to our employees, executive officers, directors, and consultants. Since adoption of the plan, optionees have exercised options for 396,306 shares, and options for 108,600 shares have expired or have been canceled. Of these totals, executive officers and directors have been granted options for 1,212,758 shares of common stock, have exercised options for 347,500 shares, and have had options for 25,000 shares canceled.

            The number of options granted, but not canceled, exceeds the total number of options available under the 1998 Stock Option Plan by 267,480 shares. Included in this total are options granted to executive officers for 98,125 shares. If you do not approve this amendment, then option grants awarded to 108 employees, officers, directors, and consultants will have to be revoked. Also, if you do not approve this amendment, we will not be able to continue with our strategy to incentivize our employees under terms of the 1998 Stock Option Plan.

            (For more details on the grant of options, refer to the Compensation Committee Report on page 17.)

            The proposed amendment will only increase the number of shares available under the 1998 Stock Option Plan, and will not modify any other features of the plan.

Material Features of the Amendment

            We request shareholder approval to increase the number of shares available under the 1998 Stock Option Plan by 1,300,000 shares.

            The 1998 Stock Option Plan currently authorizes 2,200,000 shares of common stock for option grants. The proposed amendment to the 1998 Stock Option Plan provides up to 3,500,000 shares of common stock for grants.

            Any shareholder may obtain a copy of the current 1998 Stock Option Plan by writing to EXCO Resources, Inc., 6500 Greenville

Avenue, Suite 600, LB 17, Dallas, TX, 75206, Attention: Corporate Secretary. Requests may also be made by fax to (214) 368-2087.

            The affirmative vote of a majority of the combined shares of common and 5% convertible preferred stock present in person or by proxy and entitled to vote is required to approve the amendment. If you "abstain" from voting, it has the same effect as if you voted "against" the proposal. If your broker does not vote your shares, such broker non-votes do not count as "shares present." A broker non-vote would reduce the number of affirmative votes that are necessary to approve the proposal.

            The Board of Directors recommends that you vote for the amendment to the company's 1998 Stock Option Plan.

3.        Ratify Appointment of Accountants

            The Board of Directors, upon the recommendation of the audit committee, has appointed Ernst & Young LLP as the independent accountants of the company for the fiscal year ended December 31, 2002. Stockholders are being asked to ratify their appointment.

            Ernst & Young LLP served as our independent accountants for fiscal years 1997-2001. The company has been informed by Ernst & Young LLP that they are independent with respect to the company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

  Audit Fees

            Fees paid to Ernst & Young LLP for the 2001 annual audit are expected to be $115,000, and all other fees paid in 2001 were $337,625, which consisted of audit related services of $236,250 and non-audit services of $101,375. Audit related services include fees for business acquisitions, accounting consultations and SEC registration statements. Non-audit services include fees for tax return preparation and tax research.

            A representative of Ernst & Young will attend the annual meeting to answer your questions.

            The Board of Directors recommends that you vote for the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the company for the fiscal year ending December 31, 2002.

Other Matters

            Neither the company nor its directors intend to bring before the annual meeting any matters other than the election of the eight directors, the amendment of the stock option plan, and the ratification of the independent accountants.

OUR MEETINGS AND COMMITTEES

            During 2001, the Board of Directors held 7 meetings and took action by written consent 2 times. All directors attended at least 75% of both their board and committee meetings in 2001.

Audit Committee

            The audit committee of the Board of Directors was established in 1998 and consists of Jeffrey D. Benjamin, Earl E. Ellis and Stephen F. Smith. Messrs. Benjamin, Ellis and Smith are independent directors as required by Rule 4200 (a)(15) of the listing standards of the National Association of Securities Dealers. During 2001 and through March 18, 2002, the audit committee held 5 meetings. In addition, Mr. Smith, the chairman of the audit committee, held 6 additional meetings with management, representatives from Ernst & Young LLP, and other accounting firm professionals during the year.

            On March 16, 2000, the Board of Directors approved for adoption an Audit Committee Charter. Pursuant to the Audit Committee Charter, the duties of the audit committee are generally:

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  To recommend to the board, independent auditors to audit annually the company's books and records;

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  To provide an open avenue of communication between management, the independent auditors and the Board of Directors;

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  To review the activities of and reports of the company's independent auditors;

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  To review the activities of the company's internal audit staff and the adequacy of the company's internal controls;

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  To review the financial information contained in the company's filings with the Securities and Exchange Commission; and

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  To report the results of its reviews to the Board of Directors.

Compensation Committee

            The board also has a standing compensation committee, consisting of three outside directors: Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens. During 2001, the compensation committee held 3 meetings. The duties of the compensation committee are generally:

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  To recommend to the board the remuneration arrangements for senior management and directors;

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  To recommend to the board compensation plans in which officers or directors are eligible to participate;

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  To grant awards under the company's stock option plan; and

  •
  To administer the director compensation plan.

Nominating Committee

            The company has no nominating committee. The Board of Directors as a whole oversees the nominating function. If you desire to nominate a director you should forward your nomination to the company's secretary.

Director Compensation

            All directors of the company receive directors' fees of $15,000 per year, payable quarterly. In 2001, all of the directors took their fees in common stock of the company. Each director also receives an option to purchase 50,000 shares of common stock when the director is initially elected or appointed to the board. In addition, the company reimburses its directors for expenses, including travel, they incur in connection with attending board or committee meetings.

CERTAIN RELATIONSHIPS BETWEEN THE COMPANY
AND DIRECTORS, OFFICERS OR SHAREHOLDERS

            Douglas H. Miller.    Mr. D. H. Miller, a director and executive officer, received a loan in the form of a promissory note from the company for $450,000 on September 15, 1998. The loan is secured by a pledge of 75,000 shares of Mr. D. H. Miller's common stock in the company. At March 15, 2002, the pledged stock is worth approximately $1.16 million. The company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan was due and payable on September 15, 2001.

            Mr. D. H. Miller renewed this loan on September 15, 2001. The terms of the loan remain the same, including the principal balance of $450,000, except that the unpaid principal balance of the loan is now due and payable on September 15, 2004, and the interest rate is now the lower of either 4.58% or the maximum nonusurious annual interest rate allowed under Texas law.

            Mr. D. H. Miller also received a loan in the form of a promissory note from the company for $465,625 on November 29, 1999, which remains outstanding as of March 15, 2002. The loan is secured by a pledge of 77,500 shares of Mr. D. H. Miller's common stock in the company. At March 15, 2002, the pledged stock is worth approximately $1.20 million. The company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the company accrued interest at the lower of either 7.0% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on November 29, 2002.

            T. W. Eubank.    Mr. Eubank, a director and executive officer, received a loan in the form of a promissory note from the company for $225,000 on September 15, 1998, which was repaid in full including accrued interest on June 20, 2001. The loan was secured by a pledge of 37,500 shares of Mr. Eubank's common stock in the company.

            Mr. Eubank also received a loan in the form of a promissory note from the company for $240,625 on November 29, 1999, which was repaid in full including accrued interest on June 20, 2001. The loan was secured by a pledge of 40,000 shares of Mr. Eubank's common stock in the company.

            J. Douglas Ramsey, Ph.D.    Dr. Ramsey, a director and executive officer, received a loan in the form of a promissory note from the company for $150,000 on September 15, 1998, which was repaid in full including accrued interest on July 27, 2001. The loan was secured by a pledge of 25,000 shares of Dr. Ramsey's common stock in the company.

            Under the terms of each of the promissory notes Messrs. D. H. Miller, Eubank and Ramsey have timely paid all accrued interest due and payable.

            Jeffrey D. Benjamin.    Mr. Benjamin, a director, owns working interests in some wells in which we also own working interests but do not operate. Mr. Benjamin does not receive any payments from us from these interests.

            J. Michael Muckleroy.    Mr. Muckleroy, a director, owns working, royalty, and overriding royalty interests in some wells we operate. Mr. Muckleroy does not receive payments from us in excess of $60,000 per year from these interests.

            Richard E. Miller.    Mr. R. E. Miller, Vice President, Secretary and General Counsel of the company, owns working and royalty interests in some wells we operate. Mr. R. E. Miller does not receive payments from us in excess of $60,000 per year from these interests.

      Ares Management, L.P.

            On July 16, 1998, we commenced a rights offering to our existing shareholders. In conjunction with the rights offering, we also executed an agreement with Ares Leveraged Investment Fund, L.P. to act as a standby purchaser.

            As a condition to the standby purchase, we granted Ares the right to nominate one person to serve on our board of directors as long as they own at least 10% of our common stock. As of May 22, 2001, Ares no longer owns more than 10% of our common stock.

            For more information regarding the share ownership of directors and executive officers, please review Appendix B.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires the company's executive officers, directors and persons who own more than 10% of the company's stock to file reports with the Securities and Exchange Commission and to provide us with copies of ownership and changes in ownership. The SEC regulations require the company to identify anyone who filed a required report after the filing deadline during the most recent fiscal year. Jeffrey D. Benjamin did not timely file a Form 4 reflecting the exercise of pro rata stock purchase rights for 10,000 shares of the company's 5% convertible preferred stock in June 2001. Mr. Benjamin subsequently reported this transaction on a Form 5 dated March 15, 2002. Based upon a review of our records, we believe that all other 2001 filing requirements were timely met.

AUDIT COMMITTEE REPORT

            The audit committee of the Board of Directors oversees the external audit of the company's financial statements and reviews the internal audit, control and financial reporting procedures of the company. A full description of the audit committee's activities is contained in the Audit Committee Charter. For 2001 and for the purposes of this report, Jeffrey D. Benjamin, Earl E. Ellis and Stephen F. Smith comprised the audit committee. The Board of Directors established the audit committee in 1998.

            In 2001, the audit committee met with representatives of Ernst & Young LLP, the company's independent accountants, to review the results of the 2000 audit and to review the scope of the 2001 audit.

            In February and March 2002, the audit committee met with Ernst & Young to review the results of the 2001 audit. The committee will meet with Ernst & Young again in 2002 to review the scope of the 2002 audit. At the March 2002 meeting, the committee reviewed the results of the 2001 audit with the members of the Ernst & Young engagement team. The committee also discussed the 2001 audited financial statements and the results of the 2001 audit with the company's management.

            During the March 2002 meeting, the audit committee discussed the matters required to be discussed by Statements on Auditing Standards No. 61 with Ernst & Young, including the restrictions on ownership of securities imposed as part of the independence standards that the Ernst & Young engagement team must observe. Also during the March 2002 meeting, the committee received the written disclosures and letter from Ernst & Young required by Independence Standards Board Standard No. 1. Standard No. 1 requires auditors to communicate, in writing, at least annually, all relationships between the auditor and the company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. The committee has received this written disclosure and has discussed with Ernst & Young the independence of Ernst & Young.

            Based upon these reviews, discussions and disclosures, the audit committee made a recommendation to the Board of Directors that the 2001 audited financial statements be included in the company's Annual Report on Form 10-K for the year ending December 31, 2001.

By the Audit Committee:
Jeffrey D. Benjamin Earl E. Ellis Stephen F. Smith
By Order of the Board of Directors,
Douglas H. Miller Chairman of the Board and Chief Executive Officer

March 18, 2002

EXECUTIVE COMPENSATION

This section provides summary information regarding the compensation of Douglas H. Miller, Chairman, and the four most highly compensated officers other than Mr. D. H. Miller: T. W. Eubank, President; J. Douglas Ramsey, Chief Financial Officer; Richard E. Miller, General Counsel; and Charles R. Evans, Vice President.

            This section also includes a report of the Board's compensation committee (see page 17), which discusses the general compensation principles used by the committee, as well as the specific factors used to determine Mr. D. H. Miller's and Mr. Eubank's compensation.

            You will find additional information regarding executive officers' salaries, bonuses, options and other compensation in Appendix C.

Salary and Bonus

            Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller, and Evans had their salaries reviewed in 2001. This is consistent with the company's compensation principles for executive officers, which are described in more detail in the compensation committee's report.

            In 2001, Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans received cash bonuses of 10% of their 2001 gross salaries.

Stock Options

            The company awarded a total of 95,000 options to Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans in 2001.

Other Compensation and Benefits

            This group of executive officers receives medical, group life insurance and other benefits, including matching contributions under the company's 401(k) plans, that are available generally to all of the company's salaried employees.

Compensation Committee Report on Executive Compensation

            The compensation committee of the Board of Directors oversees the company's executive compensation program and approves the base salaries and incentive bonuses of the senior executive officers. For 2001 and for purposes of this report, the compensation committee was composed of Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens. In February 2002, Stephen F. Smith was appointed to the compensation committee. The Board of Directors established the compensation committee in 1998.

Executive Compensation — Philosophy and Program Components

            The company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the company's success, and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock incentives. Stock options are made available to key employees under the EXCO Resources, Inc. 1998 Stock Option Plan. Executives also participate in certain benefit plans available to all salaried employees. The company believes that a significant portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a substantial portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another important risk-related compensation element. The company believes that employee ownership of the company's stock is one of the most effective ways to align employee and shareholder interests in the mutual goal of creating value for our shareholders. During 2001, the committee directed management to submit a proposal to recommend levels of stock ownership for key members of management. The proposal was submitted by management and subsequently reviewed by the compensation committee. Stock option bonuses were approved and granted as a result.

Base Salary

            In 2001, base salaries for senior executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other things, the individual's initiative, contributions to the company's overall performance, managerial ability and handling of special projects. These same factors are applied by the Chairman and by the President, with the assistance of the senior executive officers to establish base salaries for other key management employees. Base salaries for senior executives generally are reviewed periodically for possible adjustment, but are not necessarily changed that often. The committee also uses industry comparisons to ensure that the base salaries of the senior executive officers remain competitive in keeping with the objective of retaining key members of management. During 2001, no merit-related increases in base salaries were granted to Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller or Evans.

Cash and Stock Option Bonuses

            The compensation committee reviewed the 2001 bonus awards to the employees who were recommended by the Chairman and the President. These bonus awards consist of cash, stock options, or both. The awards are based on company-wide annual financial performance. After considering the company's progress during the 2001 calendar year, the committee approved them without change.

            In March 1998, the company adopted the 1998 Stock Option Plan. The stated purpose of the stock option plan is to provide financial incentives to selected employees of the company and its subsidiaries, and to promote long-term growth and financial success of the company by:

  •
  attracting and retaining employees of outstanding ability;

  •
  strengthening the company's capability to develop, maintain and direct a competent management team;

  •
  providing an effective means for selected employees to acquire an ownership interest in the company;

  •
  motivating key employees to achieve long-range performance goals and objectives; and

  •
  providing incentive compensation competitive with other similar companies.

The compensation committee administers the stock option plan and awards grants under the plan. However, the full Board of Directors makes grants to the senior executive officers who are also directors. All grants under the stock option plan are approved by a majority of the members of the committee or the Board of Directors, as the case may be, who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission. Awards under the stock option plan can consist of incentive stock options and non-qualified stock options.

            In 2001, we granted options covering 761,625 shares of common stock to employees, including executive officers, under the terms of the 1998 Stock Option Plan. The compensation committee believes that the total shares of common stock granted to all employees, including executive officers, are in the median competitive range of total shares granted by comparable companies in relation to total outstanding company common and 5% convertible preferred shares. Directors and employees exercised options covering a total of 69,511 shares of common stock in 2001.

            In the past, the company has adopted broad-based employee benefit plans. Senior executive officers and other key management employees have been permitted to participate in these employee benefit plans, including the employees' 401(k) savings plan, and the life and health insurance benefit plans that are available to all salaried employees. Other than the common and 5% convertible preferred stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to the company's performance.

Chief Executive Officer Compensation

            For fiscal year 2001, Mr. D. H. Miller was paid a cash bonus of $30,000 and a stock option bonus of 30,000 shares of common stock. As with all senior executive officers, Mr. Miller's bonus compensation, as determined by the compensation committee, is linked to individual performance and the company's profitability. In light of the leadership required to implement the company's strategic objectives, the compensation committee believes that Mr. D. H. Miller's total compensation was reasonable and appropriate.

            The total compensation for the fiscal year 2001 for our named executive officers, Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans, is shown in Appendix C.

By the Compensation Committee:
Jeffrey D. Benjamin J. Michael Muckleroy Boone Pickens
By Order of the Board of Directors,
Douglas H. Miller Chairman of the Board and Chief Executive Officer

February 27, 2002

APPENDIX A — PERFORMANCE GRAPH

            The following graph compares the cumulative total return (what $100 invested in 1996 would be worth today) on the company's common stock with the cumulative total return on the S&P 500 Index and the SIC Code Index for crude petroleum and natural gas stocks. The comparisons in this table are required by the Securities and Exchange Commission and are not a forecast of future performance of the common stock or the referenced indexes.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG EXCO RESOURCES, INC.,
S&P 500 INDEX AND SIC CODE INDEX

APPENDIX B — SHAREHOLDERS

            This Appendix B contains shareholder information for persons known to the company to be large shareholders (5% or more of the company's common or 5% convertible preferred stock), directors, or executive officers of the company.

            Ownership of the company's common and 5% convertible preferred stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has the right to either vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

            In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by the company's executive officers include shares that they have the right to acquire by exercising options on or before May 31, 2002. The percentages shown in this proxy statement compare the person's beneficially owned shares of common stock plus shares of common stock that can be acquired by that person from exercising options on or before May 31, 2002, with the total number of shares of the company's common stock outstanding on February 28, 2002 (7,183,137 shares of common stock) plus shares of common stock that can be acquired by that person from exercising options on or before May 31, 2002. Also shown is the percentage of 5% convertible preferred stock owned by the company's executive officers on February 28, 2002, compared with the total number of shares of the company's 5% convertible preferred stock outstanding on February 28, 2002 (5,004,869 shares of 5% convertible preferred stock). There are no outstanding options to purchase the company's 5% convertible preferred stock. Please note that the 5% convertible preferred stock is immediately convertible into shares of the company's common stock.

Certain Shareholders

            The following table shows the beneficial ownership of the company's common stock and 5% convertible preferred stock as of February 28, 2002, for persons known to the company, either through SEC filings or information provided to the company, to own five percent or more of the company's common stock or 5% convertible preferred stock. In the case of Douglas H. Miller, the following table also shows beneficial ownership of shares of common stock that also can be acquired by exercising options on or before May 31, 2002,

	Shares of Common Stock Beneficially Owned		Shares of 5% Convertible Preferred Stock Beneficially Owned
Names and Address	Number	Percent	Number	Percent
Ares Leveraged Investment Fund, L.P. Ares Leveraged Investment Fund II, L.P. 1999 Avenue of the Stars, #1900 Los Angeles, California 90067	542,491	7.6%	325,000	6.5%
Dreyfus Corp. 200 Park Avenue 55th Floor New York, New York 10166	35,400	0.5%	714,285	14.3%
FleetBoston Financial Corporation 100 Federal Street Boston, Massachusetts 02110	552,660	7.7%	470,430	9.4%
Lord, Abbett & Co. 767 Fifth Avenue New York, New York 10153	851,670	11.9%	675,500	13.5%
Putman Investment Management, LLC The Putnam Advisory Company, LLC One Post Office Square Boston, Massachusetts 02109	725,380	10.1%	395,270	7.9%
Douglas H. Miller EXCO Resources, Inc. 6500 Greenville Avenue, Suite 600, LB 17 Dallas, Texas 75206	753,108	10.2%	91,690	1.8%

Directors and Executive Officers

            The following table contains stockholder information for the nominees for election as directors, the company's executive officers listed in Appendix C, and the directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned		Shares of 5% Convertible Preferred Stock Beneficially Owned
Name
	Number	Percent	Number	Percent
Douglas H. Miller (2) (8)	753,108	10.2%	91,690	1.8%
T. W. Eubank (9)	243,044	3.3%	9,000	(1)
J. Douglas Ramsey (10)	167,820	2.3%	860	(1)
Jeffrey D. Benjamin (6)	107,301	1.5%	10,000	(1)
Earl E. Ellis (5) (7)	293,400	4.1%	26,000	(1)
J. Michael Muckleroy (3) (6)	124,100	1.7%	0	(1)
Boone Pickens (6)	155,850	2.2%	104,964	2.1%
Stephen F. Smith (6)	104,150	1.4%	25,000	(1)
Charles R. Evans (4) (11)	77,592	1.1%	400	(1)
Richard E. Miller (12)	60,526	(1)	950	(1)
All directors and executive officers as a group (11 persons)	2,090,796	26.5%	268,864	5.4%

  (1)
  Less than 1%.
  (2)
  Does not include 16,500 shares of common stock owned by The Miller Children's Trust of which Mr. D. H. Miller is neither the trustee nor the beneficiary.
  (3)
  Includes 60,000 shares of common stock held by Paine Webber, Inc. Cust FBO Richard Sinz Marital Trust and Paine Webber, Inc., Cust FBO Dorothy Sinz, for both of which Mr. Muckleroy is trustee.
  (4)
  Includes 200 shares of common stock held by Mr. Evans as custodian for his children.
  (5)
  Includes 63,450 shares of common stock held by Benjamin Jacobson and Sons, LLC in trust for which Mr. Ellis is the beneficiary, 3,200 shares ofcommon stock held by Mr. Ellis's daughter, and 1,000 shares of 5% convertible preferred stock held by Mr. Ellis's wife.
  (6)
  Includes 50,000 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Director Compensation Plan.
  (7)
  Includes 25,000 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Director Compensation Plan.
  (8)
  Includes 177,500 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Stock Option Plan.
  (9)
  Includes 100,000 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Stock Option Plan.
  (10)
  Includes 98,750 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Stock Option Plan.
  (11)
  Includes 64,736 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Stock Option Plan.
  (12)
  Includes 48,360 shares currently exercisable and/or vesting by May 31, 2002, under the 1998 Stock Option Plan.

            The following is a brief description of the business background of all of our executive officers. For the business background of our directors, including those directors who are also executive officers, see Section 1 - Election of Directors.

            J. David Choisser, CPA, 51, joined the company in October 2001 and became the Chief Accounting Officer in November 2001, and a Vice President in February 2002. He began his career in 1972 with Deloitte Haskins & Sells (now Deloitte & Touche) and has served in various financial and accounting management capacities during the past 25 years with several energy and energy-related companies, including Delhi Gas Pipeline Corporation, Coda Energy, Inc., Belco Oil & Gas Corp., and The Meridian Resource Corporation. He most recently served as Vice President-Finance of Noble Denton & Associates, Inc., an offshore engineering and marine consulting company.

            Charles R. Evans, 48, joined the company in February 1998, became a Vice President in March 1998, and was named Chief Operating Officer in December 2000. Mr. Evans graduated from Oklahoma University with a B.S. degree in Petroleum Engineering in 1976. After working for Sun Oil Co., he joined TXO Production Corp. in 1979 and was appointed Vice President of Engineering and Evaluation in 1989. In 1990 he was named Vice President of Engineering and Project Development for Delhi Gas Pipeline Corporation, a natural gas gathering, processing and marketing company. Mr. Evans served as Director-Environmental Affairs and Safety for Delhi until December 1997.

            Richard E. Miller, 47, became General Counsel, General Land Manager and Secretary of EXCO in December 1997 and became a Vice President in July 2000. Mr. Miller was a senior partner and head of the Energy Section of Gardere & Wynne, L.L.P., a Dallas based law firm, from December 1991 to September 1994. Mr. Miller practiced law as a sole practitioner from September 1994 to December 1997.

APPENDIX C – EXECUTIVE COMPENSATION

Summary Compensation Table

            The following table provides compensation information for the fiscal years 1999, 2000 and 2001 for the company's Chief Executive Officer, Douglas H. Miller, and the four most highly compensated executive officers other than Mr. D. H. Miller: T. W. Eubank, J. Douglas Ramsey, Richard E. Miller, and Charles R. Evans.

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Common Stock Underlying Options	All Other Compensation
		($)		($)		($)		(# of shares)	($) (1)

Douglas H. Miller Chairman and Chief Executive Officer	2001 2000 1999	$ $ $	300,000 100,000 100,000	$ $ $	30,000 20,000 10,000	$ $ $	— — —	30,000 10,000 20,000	$ $ $	6,300 4,200 2,000
T. W. Eubank President and Treasurer	2001 2000 1999	$ $ $	200,000 100,000 100,000	$ $ $	20,000 20,000 10,000	$ $ $	— — —	20,000 10,000 20,000	$ $ $	6,300 4,000 2,000
J. Douglas Ramsey Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	150,000 100,000 100,000	$ $ $	15,000 20,000 10,000	$ $ $	— — —	15,000 10,000 20,000	$ $ $	6,300 4,200 2,000
Richard E. Miller Vice President, Secretary and General Counsel	2001 2000 1999	$ $ $	150,000 125,000 111,458	$ $ $	15,000 25,000 11,146	$ $ $	— — —	15,000 12,500 21,146	$ $ $	6,300 4,200 2,000
Charles R. Evans Vice President and Chief Operating Officer	2001 2000 1999	$ $ $	150,000 100,000 100,000	$ $ $	15,000 20,000 20,000	$ $ $	— — —	15,000 10,000 18,487	$ $ $	6,300 4,200 2,000

(1)
Includes the company's matching contributions under the company's 401(k) plan.

            The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the company's salaried employees. It also does not include certain perquisites and other personal benefits, securities or property received by these executive officers that are not material in amount.

Option Grants of Common Stock in Fiscal 2001

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted To Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value (2)

Douglas H. Miller	30,000	(1)	4.1%	$13.50	11/29/11	$175,500
T. W. Eubank	20,000	(1)	2.7%	$13.50	11/29/11	$117,000
J. Douglas Ramsey	15,000	(1)	2.0%	$13.50	11/29/11	$87,750
Richard E. Miller	15,000	(1)	2.0%	$13.50	11/29/11	$87,750
Charles R. Evans	15,000	(1)	2.0%	$13.50	11/29/11	$87,750
(1)
These options were granted on November 29, 2001, and become exercisable for 25% of the shares on November 29, 2001, 25% on November 29, 2002, 25% on November 29, 2003, and 25% on November 29, 2004. If a change in control of the company occurs, the options become exercisable in full.

(2)
We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The six factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

Fair market value of common stock at date of grant	=	$13.50 for options granted on November 29, 2001
Option exercise price	=	$13.50 for options granted on November 29, 2001
Option term	=	10 years
Risk-free rate of return	=	Based on 10-year U.S. Treasury Notes
Company stock volatility	=	Based on daily common stock prices from January 1, 1999 through December 31, 2001
Company dividend yield	=	0%

Calculated Black-Scholes value	=	$5.85 per option for those granted on November 29, 2001

There is no assurance that the value received by the named executive officers or the company's shareholders will be at or near the estimated value derived by the Black-Scholes model.

Option Exercises in Fiscal Year 2001 and Values at Fiscal Year End 2001

            The following table shows the number of shares of common stock covered by both exercisable and non-exercisable stock options held by Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller, and Evans as of December 31, 2001. This table also shows the value on that date of their "in-the-money" common stock options, which is the positive spread, if any, between the exercise price of existing stock options and $16.80 per share (the closing market price of the common stock on December 31, 2001).

	Shares Acquired on Exercise	Value Realized (Loss)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
	(#)	($)	(#)		($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas H. Miller	—	—	175,000	32,500	$1,786,875	$136,000
T. W. Eubank	—	—	97,500	25,000	$968,625	$111,250
J. Douglas Ramsey	2,500	$38,125	96,250	21,250	$963,875	$98,875
Richard E. Miller	30,000	$382,500	45,860	22,786	$408,257	$104,058
Charles R. Evans	10,000	$152,500	62,615	20,872	$600,901	$94,887

EXCO'S ANNUAL MEETING OF SHAREHOLDERS
ROYAL OAKS COUNTRY CLUB
7915 Greenville Avenue
Dallas, Texas 75231
(214) 691-6091

APPENDIX D

PROXY
EXCO RESOURCES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.02 per share, and 5% convertible preferred stock, par value $.01 per share, of EXCO Resources, Inc. held of record by the undersigned on February 28, 2002 at the annual meeting of shareholders to be held on April 25, 2002 or any adjournment or postponement thereof.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 through 3.

          The Board of Directors recommends that the shareholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy.

1.
Proposal to elect Douglas H. Miller, T.W. Eubank, J. Douglas Ramsey, Jeffrey D. Benjamin, Earl E. Ellis, J. Michael Muckleroy, Boone Pickens and Stephen F. Smith as directors until the next Annual Meeting or until their successors have been duly qualified and elected.
☐ FOR all nominees listed above (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed above

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name in the space provided above)

2.
Proposal to amend the EXCO Resources, Inc. 1998 Stock Option Plan increasing to 3,500,000 the number of shares authorized for grants of stock option awards.

☐    FOR ☐    AGAINST ☐    ABSTAIN

3.
Proposal to ratify the appointment of Ernst & Young LLP as the independent accountants of the Company to audit the accounts of the Company for the fiscal year ending December 31, 2002.

☐    FOR ☐    AGAINST ☐    ABSTAIN (Please See Reverse Side)

          The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

                          Dated , 2002

                          Signature

                          Signature (if held jointly)

                          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

INTRODUCTION
VOTING
PROPOSALS TO BE VOTED UPON
OUR MEETINGS AND COMMITTEES
CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND DIRECTORS, OFFICERS OR SHAREHOLDERS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
Executive Compensation — Philosophy and Program Components
APPENDIX A — PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG EXCO RESOURCES, INC., S&P 500 INDEX AND SIC CODE INDEX
APPENDIX B — SHAREHOLDERS
APPENDIX C – EXECUTIVE COMPENSATION